Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Record Fiscal Fourth Quarter Results

•	Net Paying Subscribers Rise a Record 90,000 to 646,000
•	Record Revenue of $144M, up 58% year-over-year
•	Net Customers Rise a Record 2,700 to 29,800
•	Largest customer grows to 25,000 subscribers
•	Operating Cash Flow of $38M
•	Total Cash and Marketable Securities increase $41M to $413M, up $116M year over year
•	Break-even GAAP EPS, at the high end of company guidance

SAN FRANCISCO, Calif. – February 21, 2007 – Salesforce.com (NYSE: CRM), the market and technology leader in on-demand business services, today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2007.

“The fourth quarter was remarkable for its strength across all business segments, products, and geographies, best demonstrated by our adding 90,000 net new subscribers, and 2,700 net new customers,” said Marc Benioff, Chairman and CEO of salesforce.com. “The fourth quarter also included our largest enterprise implementation, 25,000 subscribers—the largest on-demand CRM customer ever—demonstrating the enterprise-class scalability of our solution that is unrivaled in the industry today. In fact, we added more than a thousand net new subscribers a day during the quarter for a new grand total of approximately 646,000.”

Salesforce.com delivered the following results for the fourth quarter and full fiscal year 2007:

Revenue: Total Q4 revenue was $144.2 million, an increase of 58% on a year-over-year basis and an increase of 11% on a quarter-over-quarter basis. Subscription and support revenues were $132.1 million, an increase of 60% on a year-over-year basis and an increase of 12% on a quarter-over-quarter basis. Professional services and other revenues were $12.2 million, an increase of 41% on a year-over-year basis and an increase of 5% on a quarter-over-quarter basis.

For the full year, the company reported revenue of approximately $497.1 million, an increase of 60% from the prior year. Subscription and support revenues were $451.6 million for the year, an increase of 61%, while professional services revenue rose 56% to finish at $45.4 million.

Earnings per Share: Q4 GAAP earnings per share were break-even, including approximately $11.2 million in stock based compensation and approximately $0.5 million in amortization of purchased intangibles related to a previously announced acquisition. For the basis of Q4 GAAP EPS calculations, there was an average of 121 million diluted shares outstanding during the quarter.

For the full year, GAAP earnings per share were breakeven, including approximately $39 million in stock based compensation and approximately $1.7 million in amortization of purchased intangibles related to a previously announced acquisition. For the basis of full year GAAP EPS calculations, there was an average of 120 million diluted shares outstanding during the quarter.

Customers and Paying Subscribers: Net paying customers rose approximately 2,700 during the quarter to approximately 29,800, an increase of 45% from Q4 of the prior year, and an increase of 10% from the prior quarter. Net paying subscribers rose approximately 90,000 during Q4 to exit the quarter at approximately 646,000 total subscribers.

Cash: Cash from operations for the fiscal fourth quarter was approximately $38 million, and roughly $111 million for the full fiscal year. Total cash, cash equivalents and marketable securities finished the quarter at approximately $413 million.

Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2007 was $284 million, an increase of 68% on a year-over-year basis and 29% on a quarter-over-quarter basis.

Based on information as of February 21, 2007, salesforce.com is initiating guidance for its first quarter, fiscal year 2008. For its full fiscal year 2008, the company is affirming its revenue guidance and initiating EPS guidance.

Q1 FY08: Revenue for the company’s first fiscal quarter is projected to be in the range of approximately $155 million to approximately $157 million. GAAP diluted EPS is expected to be in the range of approximately <$0.01> to $0.01. GAAP EPS estimates include the effects of stock based compensation and the amortization of purchased intangibles. For the first fiscal quarter FY08, stock based compensation expense is expected to be approximately $11 to $13 million, and the expense associated with the amortization of purchased intangibles is now expected to be approximately $0.5 million. For the basis of Q1 GAAP EPS calculation, the company is expecting an average diluted shares count of 124 million shares, and a GAAP tax rate of 70%.

Full Year FY08: The company today is affirming the increased full year revenue outlook it provided on December 12, 2007, with revenue expected to be approximately $710 million to approximately $720 million. The company is also initiating its earnings outlook for the full year, expecting GAAP diluted EPS to be in the range of approximately $0.07 to $0.09. GAAP EPS estimates include the effects of stock based compensation and the amortization of purchased intangibles. For the full fiscal year ‘08, stock based compensation expense is expected to be approximately $60 to $70 million, and the expense associated with the amortization of purchased intangibles is currently expected to be approximately $2.2 million. For the basis of full fiscal year 2008 GAAP EPS calculation, the company is expecting an average diluted shares count of 126 million shares, and a GAAP tax rate of 60%.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its fourth quarter fiscal 2007 results at 2:00 p.m. Pacific Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call into the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally 706-758-3772. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 8722215, until midnight (EST) March 8, 2007.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand business services. The company’s Salesforce suite of on-demand applications enables customers to manage and share all of their sales, support, marketing and partner information on-demand. AppExchange, salesforce.com’s on-demand platform, allows customers and partners to build powerful new applications quickly and easily, customize and integrate the Salesforce suite to meet their unique business needs, and distribute and sell on-demand apps at www.appexchange.com. Customers can also take advantage of Successforce, salesforce.com’s world-class training, support, consulting and best practices offerings.

As of January 31, 2007, salesforce.com manages customer information for approximately 29,800 customers and approximately 646,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Avis/Budget Rent A Car (Cendant Rental Car Group), Dow Jones Newswires, Nokia, Polycom and SunTrust. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM". For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and GAAP earnings per share for the first fiscal quarter of 2008 and the full fiscal year 2008, our expected tax rate and anticipated shares outstanding, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in our operating results, rate of growth and anticipated revenue run rate, errors, interruptions or delays in our service or our Web hosting, our new business model, our history of operating losses, the possibility that we will not remain profitable, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, customer and partner acceptance of the AppExchange, successful customer deployment and utilization of our services, unanticipated changes in our effective tax rate, fluctuations in the number of shares outstanding, the price of such shares, foreign currency exchange rates and interest rates.

Further information on these and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including Form 10-Q for the quarter ended October 31, 2006, and our Form 10-K for the fiscal year ended January 31, 2006. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Salesforce.com is a registered trademark of, and AppExchange and Successforce are trademarks of, salesforce.com, inc., San Francisco, California. Other names used may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended Jan 31,		Year Ended January 31,
	2007	2006	2007	2006
Revenues:
Subscription and support	$132,071	$82,425	$451,660	$280,639
Professional services and other	12,151	8,639	45,438	29,218

Total revenues	144,222	91,064	497,098	309,857

Cost of revenues (1):
Subscription and support	16,279	11,039	61,457	34,457
Professional services and other	17,560	10,301	57,433	34,669

Total cost of revenues	33,839	21,340	118,890	69,126

Gross profit	110,383	69,724	378,208	240,731

Operating expenses (1):
Research and development	13,331	6,956	44,614	23,330
Marketing and sales	74,582	42,503	252,935	149,598
General and administrative	24,546	15,013	84,257	47,986
Lease recovery	0	0	0	(285)

Total operating expenses	112,459	64,472	381,806	220,629

Income (loss) from operations	(2,076)	5,252	(3,598)	20,102

Interest, net	4,503	2,499	14,784	7,657
Other income (expense)	1,463	(197)	1,310	439

Income before (provision) benefit for income taxes and minority interest	3,890	7,554	12,496	28,198

(Provision) benefit for income taxes	(2,659)	(1,330)	(9,795)	1,310

Income before minority interest	1,231	6,224	2,701	29,508

Minority interest in consolidated joint venture	(715)	(267)	(2,220)	(1,034)

Net income	$516	$5,957	$481	$28,474

Basic net income per share	$0.00	$0.05	$0.00	$0.27

Diluted net income per share	$0.00	$0.05	$0.00	$0.24

Shares used in computing basic net income per share	113,905	109,455	112,386	107,274

Shares used in computing diluted net income per share	121,259	120,983	120,154	118,737

(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$1,622	$130	$5,522	$575
Research and development	1,322	76	4,523	332
Marketing and sales	5,366	297	18,392	1,325
General and administrative	2,856	326	10,768	1,216

Total stock-based expenses	$11,166	$829	$39,205	$3,448

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended Jan 31,		Year Ended January 31,
	2007	2006	2007	2006
Revenues:
Subscription and support	92%	91%	91%	91%
Professional services and other	8	9	9	9

Total revenues	100	100	100	100
Cost of revenues:
Subscription and support	11	12	12	11
Professional services and other	12	11	12	11

Total cost of revenues	23	23	24	22

Gross profit	77	77	76	78

Operating expenses:
Research and development	9	8	9	8
Marketing and sales	52	47	51	48
General and administrative	17	16	17	16
Lease recovery	0	0	0	0

Total operating expenses	78	71	77	72

Income (loss) from operations	(1)	6	(1)	6

Interest, net	3	2	4	3
Other income (expense)	1	0	0	0

Income before (provision) benefit for income taxes and minority interest	3	8	3	9

(Provision) benefit for income taxes	(2)	(1)	(2)	1

Income before minority interest	1	7	1	10

Minority interest in consolidated joint venture	(1)	0	(1)	(1)

Net income	0%	7%	0%	9%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	0%	1%	0%
Research and development	1	0	1	0
Marketing and sales	4	0	4	1
General and administrative	2	1	2	0

Total stock-based expenses	8%	1%	8%	1%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2007	January 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,608	$99,842
Short-term marketable securities	165,816	107,723
Accounts receivable, net	128,693	76,128
Deferred commissions	22,072	13,186
Deferred income taxes	228	0
Prepaid expenses and other current assets	15,679	6,338

Total current assets	419,096	303,217

Marketable securities, noncurrent	160,088	89,227
Fixed assets, net	30,155	24,216
Deferred commissions, noncurrent	9,478	3,889
Deferred income taxes, noncurrent	20,625	10,416
Goodwill	6,705	0
Other assets	18,685	3,784

Total assets	$664,832	$434,749

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,870	$10,212
Accrued expenses and other current liabilities	77,151	48,782
Income taxes payable	6,739	2,650
Deferred income taxes	0	3,191
Deferred revenue	284,063	169,175
Current portion of capital lease obligations	176	615

Total current liabilities	376,999	234,625

Capital lease obligations, net of current portion	6	184
Long-term lease abandonment liability and other	1,402	1,155
Minority interest	4,634	2,414

Total liabilities	383,041	238,378

Stockholders’ equity:
Common stock	115	111
Additional paid-in capital	319,496	237,010
Deferred stock-based compensation	0	(2,531)
Accumulated other comprehensive loss	(2,187)	(2,105)
Accumulated deficit	(35,633)	(36,114)

Total stockholders’ equity	281,791	196,371

Total liabilities and stockholders’ equity	$664,832	$434,749

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended Jan 31,		Year Ended January 31,
	2007	2006	2007	2006
Operating activities:
Net income	$516	$5,957	$481	$28,474
Adjustments to reconcile net income to net cash provided by operating activities:
Reversal of deferred tax valuation reserve	0	0	0	(6,769)
Minority interest	715	267	2,220	1,034
Depreciation and amortization	3,129	1,948	10,667	6,027
Amortization of deferred commissions	6,776	4,249	23,381	14,606
Amortization of purchased intangibles	608	0	1,837	0
Lease recovery	0	0	0	(285)
Expenses related to stock-based awards	11,166	829	39,205	3,448
Tax benefits from employee stock plans	(5,768)	950	(16,574)	3,662
Changes in assets and liabilities	21,017	25,140	50,007	45,696

Net cash provided by operating activities	38,159	39,340	111,224	95,893

Investing activities:
Business combination	0	0	(15,502)	0
Purchase of subsidiary stock	(2,777)	0	(2,777)	0
Restricted cash	0	0	0	3,191
Changes in marketable securities	(25,042)	(27,279)	(128,194)	(27,562)
Capital expenditures	(7,625)	(5,614)	(22,123)	(23,434)

Net cash used in investing activities	(35,444)	(32,893)	(168,596)	(47,805)

Financing activities:
Proceeds from the exercise of stock options and warrants	8,042	6,084	29,082	15,735
Tax benefits from employee stock plans	5,768	0	16,574	0
Collection of notes receivables	0	0	0	727
Principal payments on capital lease obligations	(158)	(151)	(617)	(614)
Repurchase of unvested shares	(2)	0	(12)	(28)

Net cash provided by financing activities	13,650	5,933	45,027	15,820

Effect of exchange rate changes	(81)	107	(889)	203

Net increase (decrease) in cash and cash equivalents	16,284	12,487	(13,234)	64,111

Cash and cash equivalents, beginning of period	70,324	87,355	99,842	35,731

Cash and cash equivalents, end of period	$86,608	$99,842	$86,608	$99,842

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Jan 31, 2007	Oct 31, 2006	July 31, 2006	April 30, 2006	January 31, 2006	October 31, 2005
Customer and subscriber data:
Approximate number of customers	29,800	27,100	24,800	22,700	20,500	18,700
Approximate number of paying subscriptions (1)	646,000	556,000	495,000	438,000	393,000	347,000

Full Time Equivalent Headcount	2,070	1,807	1,625	1,480	1,304	1,116

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$412,512	$371,278	$334,107	$298,313	$296,792	$256,853
Deferred revenue	$284,063	$219,431	$202,836	$182,036	$169,175	$127,110

	Three Months Ended Jan 31,		Year Ended Jan 31,
	2007	2006	2007	2006
Revenues by geography (in thousands):
Americas	$110,752	$72,387	$387,570	$247,009
Europe	22,631	12,800	75,026	43,577
Asia Pacific	10,839	5,877	34,502	19,271

	$144,222	$91,064	$497,098	$309,857

As a percentage of total revenues:

Revenues by geography:
Americas	77%	80%	78%	80%
Europe	16	14	15	14
Asia Pacific	7	6	7	6

	100%	100%	100%	100%

(1)	Paying subscriptions are defined as unique user accounts, purchased by customers for use by their employees and other customer-authorized users that have not been suspended for non-payment and for which we are recognizing subscription revenue.